Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 25, 2015, with respect to the statutory-basis financial statements of John Hancock Life Insurance Company (U.S.A.), included in the Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-164167) and related Prospectus of John Hancock Variable Life Account UV of John Hancock Life Insurance Company (U.S.A.).

/s/ Ernst & Young LLP

Boston, Massachusetts

April 23, 2015

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2015, with respect to the financial statements of John Hancock Variable Life Separate Account UV of John Hancock Life Insurance Company (U.S.A.), included in the Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement (Form N-6 No. 333-164167) and related Prospectus of John Hancock Variable Life Account UV of John Hancock Life Insurance Company (U.S.A.).

/s/ Ernst & Young LLP
Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada

April 23, 2015